SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☒	Soliciting Material under §240.14a-12

ENZON PHARMACEUTICALS, INC.

(Name of registrant as specified in its charter)

DellaCamera Capital Master Fund, Ltd.,

DellaCamera Capital Fund, Ltd.,

DellaCamera Capital Management, LLC,

Ralph DellaCamera, Jr.,

Andrew Kurtz,

and

Vincent Spinnato

(Name of person(s) filing proxy statement, if other than the registrant)

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DELLACAMERA REPORTS ON TOWN HALL MEETING FOR ENZON
SHAREHOLDERS AND PROVIDES UPDATE ON CONSENT SOLICITATION PROCESS

Encouraged by Significant Turnout of Enzon Shareholders at Recent Town Hall Meeting

Reminds Shareholders to Take Steps to Ensure Ability to Provide Valid Consents when
Solicitation Period Commences

NEW YORK, June 17, 2009 - DellaCamera Capital Management, LLC (“DellaCamera”) and related entities, which beneficially hold approximately 8.3% of the shares of Enzon Pharmaceuticals, Inc. (“Enzon” or the “Company”) (NASDAQ: ENZN), today reported on its recent Town Hall Meeting and provided an update to all Enzon shareholders on the consent solicitation process to remove Enzon CEO and President Jeffrey H. Buchalter.

Richard Mansouri, Portfolio Manager and Head of Research at DellaCamera, stated: “We were pleased that the holders of what we believe may be more than half of Enzon’s outstanding shares attended the June 10, 2009 Town Hall Meeting, and I would like to take this opportunity to thank everyone who contributed their perspectives to our discussion last week.

“We continue to believe that pursuing a consent solicitation to remove CEO and President Jeffrey H. Buchalter will benefit all Enzon shareholders, and we remain committed to acting swiftly to ensure that further shareholder value is not destroyed.”

On June 8, 2009, DellaCamera submitted a demand letter to the Company pursuant to Section 220 of the General Corporation Law of the State of Delaware to obtain a list of all Enzon stockholders. DellaCamera also intends to request a record date from the Company shortly in anticipation of filing with the Securities and Exchange Commission its definitive consent solicitation materials.

DellaCamera reminds Enzon stockholders that they may need to take steps with their custodial banks and brokerage firms to ensure they have the ability to tender their consent when the solicitation period commences. Enzon stockholders should pay particular attention to any shares presently held in swap arrangements or in margin accounts. In order to ensure that Enzon stockholders have the ability to tender their consents, they should consider beginning the process of promptly unwinding any swap accounts to allow sufficient time before the record date. DellaCamera also reminds Enzon stockholders that any shares held in margin accounts that may be loaned by a broker will need to be moved into a cash account in advance of the record date if stockholders want to tender their consents.

* * *

PLEASE READ THE CONSENT SOLICITATION STATEMENT OF DELLACAMERA CAPITAL MASTER FUND, LTD. WHEN IT BECOMES AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT INDIVIDUALS DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF CONSENTS OF ENZON PHARMACEUTICALS, INC. STOCKHOLDERS. YOU MAY OBTAIN THIS CONSENT SOLICITATION STATEMENT, OR ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN THIS CONSENT SOLICITATION STATEMENT, OR ANY OTHER INFORMATION RELEVANT TO THE SOLICITATION OF CONSENTS BY DELLACAMERA CAPITAL MASTER FUND, LTD., BY CONTACTING MACKENZIE PARTNERS, INC., 105 MADISON AVENUE, NEW YORK, NY 10016 AT 800-322-2885. PRESENTLY, A PRELIMINARY FORM OF THIS CONSENT SOLICITATION STATEMENT IS PUBLICLY AVAILABLE.

Contacts:

Media:

Sard Verbinnen & Co.

Dan Gagnier/Renee Soto, 212-687-8080